UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 West Sam Houston Parkway North, Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Convertible Senior Notes Underwriting Agreement.

On February 11, 2008, Flotek Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Notes Underwriting Agreement”) with the subsidiary guarantors named therein (the “Guarantors”) and Bear, Stearns & Co. Inc. (the “Underwriter”). The Notes Underwriting Agreement relates to the issuance and sale (the “Notes Offering”) of $100.0 million aggregate principle amount of the Company’s 5.25% Convertible Senior Notes due 2028 (the “Notes”). The Notes are guaranteed on a senior, unsecured basis by the Guarantors (the “Guarantee”). Pursuant to the Notes Underwriting Agreement, the Company granted the Underwriter a 13-day over-allotment option to purchase up to an additional $15.0 million aggregate principal amount of Notes. On February 12, 2008, the Underwriter notified the Company that it was exercising the over-allotment option for the full additional $15.0 million aggregate principal amount of the Notes.

The Notes Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Guarantors, and customary conditions to closing, indemnification obligations of both the Company and the Guarantors, on the one hand, and the Underwriter, on the other hand, including for liabilities under the Securities Act of 1933, obligations of the parties and termination provisions.

The Company expects that the net proceeds from the Notes Offering will be approximately $111.1 million since the Underwriter’s over-allotment option has been exercised in full, after deducting the underwriting discounts and commissions and estimated cash offering costs payable by the Company. The Company expects to use the net proceeds from the Notes Offering to finance the purchase price of the previously announced asset acquisition of Teledrift, Inc. (“Teledrift”), which the Company anticipates closing either contemporaneously with, or shortly after, the closing of the Notes Offering, and for general corporate purposes. If the Company does not complete the acquisition of Teledrift, whether as a result of the failure to satisfy closing conditions or otherwise, the Company will use the net proceeds for general corporate purposes.

Common Stock Underwriting Agreement.

Concurrently with the Notes Offering, on February 11, 2008, the Company entered into an underwriting agreement (the “Stock Underwriting Agreement”) with Bear, Stearns International Limited (“BSIL”) and the Underwriter, as agent for BSIL. The Stock Underwriting Agreement relates to the issuance and delivery to BSIL (the “Stock Offering”) of 3,800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and, together with the Notes, the “Securities”). The Stock Underwriting Agreement contemplates that the Underwriter will sell the shares of Common Stock loaned to BSIL in accordance with the Share Lending Agreement (as defined below). Under the Stock Underwriting Agreement, the Underwriter will initially offer 3,138,200 loaned shares of Common Stock to the public at $17.50 per share in a fixed price offering and, following such offering, will offer additional loaned shares in variable price offerings from time to time on the terms and in the amounts the Underwriter deems advisable. Accordingly, the Company will not receive any proceeds from the sale of the Common Stock, but will receive a nominal lending fee of $0.0001 per share from BSIL for use of the shares. BSIL or its affiliate will receive all the proceeds from the sale of the shares.

The Stock Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company, on the one hand, and the Underwriter, on the other hand, including for liabilities under the Securities Act of 1933, obligations of the parties and termination provisions.

The Securities will be offered pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-148384), which was originally declared effective December 28, 2007 and subsequently amended by Post-Effective Amendment No. 1 filed on February 5, 2008, and related prospectuses filed with the Securities and Exchange Commission.

The description of the Notes Underwriting Agreement and Stock Underwriting Agreement contained herein is qualified in its entirety by reference to the Notes Underwriting Agreement and Stock Underwriting Agreement attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and incorporated herein by reference.

Share Lending Agreement.

On February 11, 2008, and in connection with the transactions contemplated by the Stock Underwriting Agreement and the Notes Underwriting Agreement, the Company entered into a share lending agreement (the “Share Lending Agreement”) with BSIL and the Underwriter, as agent for BSIL. Under this agreement, the Company agreed to loan to BSIL 3,800,000 shares of Common Stock during a period beginning the date the Company entered into the Share Lending Agreement and ending on February 15, 2028, or earlier, if the Company notifies BSIL in writing of its intent to terminate the Share Lending Agreement in accordance with the agreement’s terms or in certain other circumstances. BSIL has notified the Company that it will borrow 3,800,000 shares on the closing date of the Stock Offering described above. The Company will not receive any proceeds from the sale of the borrowed shares of Common Stock pursuant to the Share Lending Agreement, but the Company will receive a loan fee of $0.0001 per share for each share of Common Stock that the Company loans to BSIL. Under the Share Lending Agreement, BSIL is permitted to use the shares borrowed from the Company and offered in the Stock Offering only for the purpose of directly or indirectly facilitating the sale of the Notes and the hedging of the Notes by holders.

The delivery of the shares of Common Stock under the Share Lending Agreement is contingent upon the closing of the Notes Offering, and the closing of the Notes Offering is contingent upon the delivery by the Company of 3,800,000 borrowed shares pursuant to the Share Lending Agreement. Share loans under the Share Lending Agreement will terminate and the borrowed shares must be returned to the Company if the Notes Offering is not consummated or upon the termination of the loan availability period (as described in the Share Lending Agreement), as well as under the following circumstances:

•	BSIL may terminate all or any portion of a loan at any time; and

•

The Company may terminate any or all of the outstanding loans upon a default by BSIL under the Share Lending Agreement, including a breach by BSIL of any of its representations and warranties, covenants or agreements under the Share Lending Agreement, or the bankruptcy of BSIL.

In addition, upon the conversion of the Notes, a number of shares of Common Stock proportional to the conversion rate for such Notes must be returned to the Company. Any borrowed shares returned to the Company cannot be reborrowed.

Any shares that the Company loans to BSIL will be issued and outstanding for corporate law purposes, and accordingly, the holders of the borrowed shares will have all of the rights of a holder of the Company’s outstanding shares, including the right to vote the shares on all matters submitted to a vote of the Company’s shareholders and the right to receive any dividends or other distributions that the Company may pay or makes on its outstanding shares of Common Stock. However, under the Share Lending Agreement, BSIL has agreed:

•	To pay, within one business day after the relevant payment date, to the Company an amount equal to any cash dividends that the Company pays on the borrowed shares; and

•	To pay or deliver to the Company, upon termination of the loan of borrowed shares, any other distribution, in liquidation or otherwise, that the Company makes on the borrowed shares.

To the extent the borrowed shares the Company initially lends under the Share Lending Agreement and offered in the Stock Offering have not been sold or returned to the Company, BSIL has agreed that it will not vote any such borrowed shares of which it is the record owner. BSIL has also agreed under the Share Lending Agreement that it will not transfer or dispose of any borrowed shares, other than to its affiliates, unless such transfer or disposition is pursuant to a registration statement that is effective under the Securities Act. However, investors that purchase the shares from BSIL (and any subsequent transferees of such purchasers) will be entitled to the same voting rights with respect to those shares as any other holder of Common Stock.

In view of the contractual undertakings of BSIL in the Share Lending Agreement, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the borrowed shares, the Company believes that under U.S. generally accepted accounting principles currently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting the Company’s earnings per share.

The description of the terms of the Share Lending Agreement contained herein is qualified in its entirety by reference to the Share Lending Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Pursuant to Regulation FD, the Company issued a press release on February 12, 2008, announcing the pricing of the Notes Offering and the Stock Offering, and entry into the Share Lending Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 11. 2008, among Flotek Industries, Inc., the guarantors party thereto and Bear, Stearns & Co. Inc.

1.2	Underwriting Agreement, dated February 11, 2008, among Flotek Industries, Inc., Bear, Stearns & Co. Inc. and Bear, Stearns International Limited.

10.1	Share Lending Agreement, dated February 11, 2008, by and among Flotek Industries, Inc., Bear, Stearns & Co. Inc. and Bear, Stearns International Limited.

99.1	Press Release of Flotek Industries, Inc. dated February 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: February 12, 2008	/s/ Lisa G. Meier
Lisa G. Meier Chief Financial Officer & Vice President

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 11. 2008, among Flotek Industries, Inc., the guarantors party thereto and Bear, Stearns & Co. Inc.

1.2	Underwriting Agreement, dated February 11, 2008, among Flotek Industries, Inc., Bear, Stearns & Co. Inc. and Bear, Stearns International Limited.

10.1	Share Lending Agreement, dated February 11, 2008, by and among Flotek Industries, Inc., Bear, Stearns & Co. Inc. and Bear, Stearns International Limited.

99.1	Press Release of Flotek Industries, Inc. dated February 12, 2008.